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                                                                   EXHIBIT 99.1

[T/R SYSTEMS LOGO]                       News Release
                                         Contact: Lyle Newkirk
                                                  T/R Systems, Inc.
                                                  Tel:  +1 (770) 448-9008
                                                  Fax: +1 (770) 448-3202
                                                  e-mail: lnewkirk@trsystems.com

For Immediate Release

            T/R SYSTEMS ANNOUNCES TRANSFER TO NASDAQ SMALLCAP MARKET

ATLANTA, GA - November 13, 2002 - T/R SYSTEMS, INC. (NASDAQ: TRSI), a leader in developing innovative solutions for the management and production of digital documents, announced today the transfer of the listing of its common stock to the Nasdaq SmallCap Market. The transfer will be effective at the opening of business on November 14, 2002. The listing of T/R Systems' common stock will continue under the Nasdaq trading symbol "TRSI."

The Nasdaq SmallCap Market is a fully automated electronic exchange in which over 800 companies are listed. Due to recent introduction of Nasdaq's SuperMontage trading system, securities listed on both the Nasdaq National Market, where the company's stock had been trading, and the Nasdaq SmallCap Market share a unified, more liquid, order entry system.

T/R Systems currently meets all the continued inclusion requirements for listing on the Nasdaq SmallCap Market except for the $1.00 minimum bid price per share requirement. T/R Systems has a grace period until February 10, 2003 in which it can demonstrate compliance with the $1.00 minimum bid price per share. Additionally, the company may be eligible for an additional 180 calendar day grace period provided that it meets the initial listing criteria for the Nasdaq SmallCap Market.

"We are transferring to the Nasdaq SmallCap Market to continue to provide an orderly market for our investors," said Lyle Newkirk, Senior Vice President and Chief Financial Officer. "Meanwhile, our focus has not changed, and we continue to work on growing revenue in a difficult economic environment as well as a return to cash and earnings growth."

ABOUT T/R SYSTEMS

T/R Systems (www.trsystems.com) provides the printing and publishing industry with an integrated software suite that transforms digital copiers and printers into powerful, scalable print-on-demand systems. Its solutions turn complex document production tasks into efficient automated business processes.

T/R Systems solutions are used by a broad spectrum of customers, including corporations, colleges and universities, facilities managers and print-for-pay service providers. Despite the seemingly different requirements of each of these groups, the one constant is their desire to provide effective and efficient document production services to their customers.

For additional information, contact Lyle Newkirk of T/R Systems, Inc. at 1300 Oakbrook Dr., Norcross, Georgia 30093, USA; Phone: +1 770-448-9008; Fax: +1 770-448-3202; e-mail: lnewkirk@trsystems.com or visit T/R Systems' home page: http://www.trsystems.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: A number of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future


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circumstances and developments. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from T/R Systems' actual future experience involving any one or more of such matters and subject areas. Such risks and uncertainties include general economic conditions, demand for our products, the competitiveness of our products and our markets, and changes in technology, as well as those that are described in T/R Systems' reports filed with the SEC from time to time, including the annual report on Form 10-K for the fiscal year ended January 31, 2002 and the subsequent reports on Form 10-Q.

 All product and company names are trademarks or registered trademarks and are the property of their owners and are respectfully acknowledged.